UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2023

APPLIED MOLECULAR TRANSPORT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39306	81-4481426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address not Applicable(1)

(Address of principal executive offices, including zip code)

(650) 392-0420

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AMTI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

[1]

We are a remote-only company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, or the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, any stockholder communication required to be sent to our principal executive offices may be directed to the agent for service of process at the following address: Applied Molecular Transport Inc., c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, or to the email address: corporate.secretary@appliedmt.com.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On June 4, 2023, David Lamond informed the Board of Directors (the “Board”) of Applied Molecular Transport Inc. (the “Company”) that he was resigning from the Board, including as chair of the Board’s Corporate Governance and Nominating Committee and Compensation Committee, effective on such date. Mr. Lamond’s resignation was not the result of any disagreement with management or the Board. On June 5, 2023, the Board decreased the size of the Board to six as a result of Mr. Lamond’s resignation. The Company is very grateful for Mr. Lamond’s expertise and valuable contributions to the Company over the years.

The Company’s slate of candidates for election to the Company’s Board at its upcoming annual meeting of stockholders (the “Annual Meeting”) will no longer include Mr. Lamond as a candidate. Proxy voting instructions already returned by stockholders (via Internet, telephone, or mail) will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxies returned before the Annual Meeting will be voted for the directors nominated by the Board, except those votes will not be cast for Mr. Lamond because he is no longer nominated for election to the Board.

On June 5, 2023, the Board appointed Aaron VanDevender, Ph.D., as chair of its Corporate Governance and Nominating Committee and Charlene Banard as chair of its Compensation Committee. The members of the Corporate Governance and Nominating Committee are Dr. VanDevender and Holly Schachner, M.D. The members of the Compensation Committee are Ms. Banard, Dr. Schachner and John W. Smither. The members of the Audit Committee are Mr. Smither (Chair), Ms. Banard and Dr. VanDevender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MOLECULAR TRANSPORT INC.

Date: June 8, 2023	By:	/s/ Earl Douglas
Earl Douglas
Executive Vice President and General Counsel and Secretary